EXHIBIT 99

                 STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Stratford American Corporation and Subsidiaries (the Company) on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), we, Mel L. Shultz, President and Director of the Company, David H. Eaton, Chief Executive Officer and Chairman of the Board of the Company, and Daniel E. Matthews, Controller, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Mel L. Shultz
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Mel L. Shultz, President and Director
March 31, 2003


/s/ David H. Eaton
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David H. Eaton, Chief Executive Officer
and Chairman of the Board
March 31, 2003


/s/ Daniel E. Matthews
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Controller, Secretary and Treasurer
March 31, 2003